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Exhibit 4.1

BANCTEC, INC.

40,500,000 Shares of Common Stock

PURCHASE/PLACEMENT AGREEMENT

JUNE 20, 2007

PURCHASE/PLACEMENT AGREEMENT

June 20, 2007

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

        BANCTEC, INC., a Delaware corporation (the "Company"), proposes to issue and sell to you, Friedman, Billings, Ramsey & Co., Inc. ("FBR"), as initial purchaser, a number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") equal to 40,500,000 shares less the number of Regulation D Shares sold in the Private Placement (each as defined herein) (the "144A/Regulation S Shares").

        FBR will also act as the Company's sole placement agent in connection with the Company's offer and sale to certain "Accredited Investors" (as such term is defined in Regulation D ("Regulation D") under the Securities Act of 1933, as amended (the "Securities Act") of (a) that number of shares of Common Stock equal to the difference between 40,500,000 shares and the number of 144A/Regulation S Shares (the "Regulation D Shares" and, together with the 144A/Regulation S Shares, the "Initial Shares"), and (b) the Placed Option Shares (as defined herein), as set forth in the Final Memorandum (as defined herein) under the headings "Plan of Distribution" and "Private Placement". The offer and sale of the shares described in the first sentence of this paragraph (the "Private Placement Shares") is referred to herein as the "Private Placement".

        In addition, the Company proposes to grant to you the option described in Section 1(c) hereof to purchase or place all or any part of 6,075,000 additional shares of Common Stock (the "Option Shares" and, together with the Initial Shares, the "Shares") to cover additional allotments, if any.

        The offer and sale of the Shares to you and to the Accredited Investors, respectively, will be made without registration of the Shares under the Securities Act and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make offers and sales ("Exempt Resales") of the 144A/Regulation S Shares and the Purchased Option Shares (as defined herein) purchased by you hereunder (such shares referred to collectively herein as "Resale Shares") in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined herein), as soon as you deem advisable after this Agreement has been executed and delivered.

        In connection with the offer and sale of the Shares, the Company has prepared a preliminary offering memorandum, subject to completion, dated May 30, 2007, and amendments or supplements thereto (the "Preliminary Memorandum"), and a final offering memorandum, dated the date hereof and as it may be amended or supplemented from time to time (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with (i) the offering and resale of the Resale Shares by FBR, as initial purchaser, in accordance with Section 3 hereof and (ii) the offering and sale of the Private Placement Shares by the Company through FBR as sole placement agent in connection with the Private Placement. Any references to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all Exhibits and Annexes thereto.

        It is understood and acknowledged that holders (including subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement between the Company and FBR, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing

Time (as defined herein) (the "Registration Rights Agreement"), for so long as such securities constitute "Registrable Shares" (as defined in the Registration Rights Agreement).

        Pursuant to, and subject to the terms of, the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement on Form S-1 under the Securities Act for the initial public offering of Common Stock that includes the resale by holders of the Registrable Shares and/or (ii) a shelf registration statement on Form S-1 or such other appropriate form pursuant to Rule 415 under the Securities Act relating to the resale by holders of the Registrable Shares, and to use its commercially reasonable efforts to cause any such registration statement to be declared effective.

        The Company and FBR agree as follows:

        1.    Sale and Purchase.

          (a)    144A/Regulation S Shares.    Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to issue and sell to FBR and FBR agrees to purchase from the Company the 144A/Regulation S Shares at a purchase price of $7.44 per share (the "144A/Regulation S Purchase Price").

          (b)    Regulation D Shares.    The Company agrees to issue and sell the Regulation D Shares and, to the extent that FBR exercises the option described in Section 1(c), the Placed Option Shares, for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in the subscription agreements substantially in the forms attached to the Preliminary Memorandum as Annex III and Annex IV, as applicable (each a "Subscription Agreement"). The Private Placement Shares will be sold by the Company pursuant to this Agreement at a price of $8.00 per share (the "Regulation D Purchase Price"). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR at each of the Closing Time and any Secondary Closing Time (as defined herein), to the extent applicable, an amount equal to $0.56 per Private Placement Share sold at such time (the "Placement Fee").

          (c)    Option Shares.    Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 6,075,000 Option Shares at the 144A/Regulation S Purchase Price per share (the "Purchased Option Shares"); and (ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i), at the Regulation D Purchase Price per share (the "Placed Option Shares"). The option granted hereby will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time in one or more installments, including at the Closing Time, only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by FBR to the Company setting forth (i) the number of Option Shares as to which FBR is then exercising the option, (ii) the names and denominations to which the Option Shares are to be delivered in book-entry form through the facilities of The Depository Trust Company ("DTC"), (iii) the number of Option Shares that will be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (iv) the time and date of payment for and delivery of such Option Shares in book-entry form. Any such time and date of delivery shall be determined by FBR, but shall not be later than five (5) full Business Days (as defined herein) nor earlier than one (1) full Business Day after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed in writing by FBR and the Company. For purposes of this Agreement, the term "Business Day" means with respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New

  York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

          (d)    Rebate.    FBR will rebate to the Company at the Closing Time (as defined below) and any Secondary Closing Time (as defined below) an amount equal to 1% of the gross proceeds from the sale or placement of the Shares.

        2.    Payment and Delivery.

          (a)    144A/Regulation S Shares.    The closing of FBR's purchase of the 144A/Regulation S Shares shall be held at the office of Weil, Gotshal & Manges, LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201 (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate purchase price for the 144A/Regulation S Shares by wire transfer of immediately available funds to an account previously designated by the Company in writing against delivery by the Company of the 144A/Regulation S Shares to FBR for FBR's account through the facilities of DTC in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the fifth Business Day after the date hereof (unless another time, not later than ten (10) Business Days after such date, shall be agreed to by FBR and the Company). The time at which such payment and delivery are actually made is hereinafter called the "Closing Time".

          (b)    Regulation D Shares.    At the Closing Time, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Regulation D Shares received by FBR prior to the Closing Time (net of any Placement Fee, if the Placement Fee is withheld as provided in the immediately following paragraph) against the Company's delivery of the Regulation D Shares to FBR, as placement agent in respect of such shares, in book-entry form through the facilities of DTC for each such Accredited Investor's account. At FBR's option, it may delay the placement of up to three percent (3%) of Regulation D Shares (the "Extended Regulation D Shares") for an additional five (5) Business Days after the Closing Time (the "Extended Regulation D Closing Date") at which time FBR shall cause The Bank of New York, as escrow agent, to the extent it has available funds transferred to it by Accredited Investors, to pay the Company the aggregate applicable purchase price for the Extended Regulation D Shares placed by FBR (net of any Placement Fee, if the Placement Fee is withheld as provided herein) against the Company's delivery of the Extended Regulation D Shares to the purchasers thereof, in book-entry form through the facilities of DTC. Extended Regulation D Shares may only be placed with Accredited Investors who have committed to purchase Regulation D Shares before the Closing Time. The time at which payment and delivery on an Extended Regulation D Closing Date is actually made is hereinafter sometimes called the "Extended Closing Time."

          At each of the Closing Time or any Extended Closing Time, unless FBR has withheld such amount from the applicable purchase price paid by FBR to the Company with respect to the Regulation D Shares placed by FBR on such date, the Company shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee amount payable with respect to the Regulation D Shares for which the Company shall have received the purchase price.

          (c)    Option Shares.    The closing of FBR's purchase or placement of the Option Shares shall occur from time to time as shall be determined by FBR at the office of Weil, Gotshal & Manges, LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201 (unless another place shall be agreed upon by FBR and the Company). At the applicable Secondary Closing Time (as defined herein), subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds to an account or accounts designated by FBR against the Company's delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Secondary Closing Time. The Option Shares shall be delivered in book-entry form through the facilities of DTC, in such names and in such denominations as FBR shall specify. The time at which payment by FBR for and delivery by the Company of any Option Shares is actually made is referred to herein as a "Secondary Closing Time".

        3.    Offering of the Shares; Restrictions on Transfer.

          (a)   FBR represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; and (ii) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell and deliver the Resale Shares only to, (A) persons who it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a fully completed and executed purchaser's letter substantially in the form of Annex I to the Preliminary Memorandum or Final Memorandum, and (B) persons (each a "Regulation S Purchaser") to whom, and under circumstances which, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who provide to it a fully completed and executed purchaser's letter substantially in the form of Annex II to the Preliminary Memorandum or Final Memorandum (such persons specified in clauses (A) and (B) being referred to herein as the "Eligible Purchasers").

          (b)   The Company represents and warrants to and agrees with FBR that it (together with its affiliates) has not solicited and will not solicit any offer to buy, and it (together with its affiliates) has not offered and will not offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and it has solicited and will solicit offers to buy the Private Placement Shares only from, and has offered and will offer, sell or deliver the Private Placement Shares only to, Accredited Investors. The Company also represents and warrants and agrees that it will sell the Private Placement Shares only to persons that have provided to the Company a fully completed and executed Subscription Agreement in the form of Annex III or Annex IV, as applicable, to the Preliminary Memorandum or Final Memorandum.

          (c)   The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR's representations and warranties and FBR's compliance with its obligations set forth in this Section 3, (i) none of the Company (or any of its affiliates or any person acting on behalf of it or its affiliates) has engaged in, nor will any of them engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares; and (ii) the Company (and each of its affiliates, and any person acting on behalf of it or its affiliates—in case of both (i) and (ii) of this paragraph, other than FBR as to which no representation is made) has complied, and will comply, with the offering restrictions requirement of Regulation S.

          (d)   FBR represents and warrants to and agrees with the Company that it has not offered or sold, nor will it offer or sell, any Resale Shares in any jurisdiction outside of the United States except in material compliance with all applicable laws, regulations and rules of those countries.

          (e)   Each of FBR and the Company represents and warrants to the other that no action has been taken or will be taken by it or is contemplated by it that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has first been duly taken by counsel for FBR).

          (f)    FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers (which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors (which may include affiliates of FBR), in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the offer and sale of the Shares under the Securities Act.

          (g)   FBR and the Company agree that the Shares may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Shares are registered under the Securities Act or if an exemption from registration is available. FBR hereby represents and warrants to and agrees with the Company that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Shares purchased or placed by FBR:

            (i)    Sales only to Eligible Purchasers.    Initial offers and sales of the Resale Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers and who have delivered to the Company and FBR a fully completed and executed purchaser's letter substantially in the form of Annex I or Annex II, as applicable, to the Preliminary Memorandum or Final Memorandum.

            (ii)   No general solicitation.    The Shares will be offered only by approaching prospective purchasers on an individual basis with whom FBR and or the Company has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D will be used in connection with the offering of the Shares.

            (iii)  Restrictions on transfer.    Each of the Preliminary Memorandum and the Final Memorandum shall state that the offer and sale of the Shares have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such Shares and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Shares may be made by a purchaser of such Shares except as follows:

              (A)  to the Company or any subsidiary thereof,

              (B)  pursuant to a registration statement that has been declared effective under the Securities Act,

              (C)  for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A,

              (D)  pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S, with the consent of the Company,

              (E)  to an Accredited Investor that is acquiring the Shares for his, her or its own account or an investment adviser who is acquiring the Shares for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or

              (F)  pursuant to any other available exemption from the registration requirements of the Securities Act,

    in each case in accordance with the restrictions on transfer set forth in the Preliminary Memorandum and Final Memorandum and any applicable federal securities laws and the securities laws of any state of the United States or any other jurisdiction.

          (h)   FBR and the Company agree that each initial resale of Resale Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company herein contained.

          (i)    Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, global certificates, if any, representing the Shares (and all securities issued in exchange therefore or in substitution thereof) shall bear the following legend (in addition to any other legends that may be required by DTC or deemed necessary by the Company to ensure compliance with the Securities Act, the securities laws of any state of the United States or any other jurisdiction, or the rules and regulations of any securities exchange or national quotation system):

    THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

    THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF BANCTEC, INC. (THE "COMPANY"), AND ITS AGENTS THAT, ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT: (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY OR A SUBSIDIARY THEREOF, (II) TO A "QUALIFIED INSTITUTIONAL BUYER" PURSUANT TO RULE 144A, (III) TO A PERSON WHO IS NOT A UNITED STATES PERSON IN AN "OFFSHORE" TRANSACTION PURSUANT TO REGULATION S OR (IV) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AS CONFIRMED TO THE COMPANY BY AN OPINION OF COUNSEL IF REQUESTED, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY SHALL REFUSE TO REGISTER ANY SALE OR TRANSFER OF THE SECURITY NOT MADE IN ACCORDANCE WITH THE FOREGOING PROVISIONS.

        4.    Representations and Warranties of the Company.

          The Company hereby represents and warrants to FBR that, as of the date of this Agreement:

          (a)   the Preliminary Memorandum as of 6:55 p.m. E.D.T. on June 20, 2007 (the "Applicable Time"), together with the pricing terms as set forth in Section 1(a) and (b) of this Agreement and as supplemented by the information set forth in Exhibit B hereto (collectively, the "Disclosure Package") did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Memorandum will not, as of its date, at the Closing Time, and each Extended Closing Time (if any) and each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Disclosure Package or the Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof);

          (b)   the Preliminary Memorandum included, as of its date, and the Final Memorandum will include, as of its date, and will include at the Closing Time, Extended Closing Time (if any) and at each Secondary Closing Time (if any), the information required by Rule 144A, Regulation S and Regulation D;

          (c)   the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in both the Disclosure Package and the Final Memorandum and to execute and deliver this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby;

          (d)   each corporation, association, partnership or other business entity of which more than 50% of the total voting power entitled to vote in the election of directors, managers, general partners, or trustees thereof is controlled, directly or indirectly, by the Company (each, a "Subsidiary") is a legal entity duly organized and validly existing and in good standing under the laws of its respective jurisdiction of organization, with requisite power and authority to own, lease or operate its properties and to conduct its business (except as would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined)); the jurisdictions listed on Schedule A to the opinion to be delivered to FBR, as initial purchaser and sole placement agent, by Weil, Gotshal & Manges, LLP, corporate counsel for the Company, pursuant to Section 6(a) hereof are the only jurisdictions in which the Company maintains an office or leases property;

          (e)   BancTec Limited (England) and BancTec SA (France) are the Company's only "significant subsidiaries" within the meaning of such term as defined under Rule 1-02 of Regulation S-X;

          (f)    the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in both the Disclosure Package and the Final Memorandum under the caption "Capitalization" (after giving effect to the adjustments set forth thereunder); all of the issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and have been issued and sold in compliance with all applicable federal, state, foreign and local securities laws and the laws of the jurisdiction of incorporation of the Company or such Subsidiary, as applicable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the charter or bylaws, or other governing document of the Company or such Subsidiary, as applicable, or under any agreement to which the Company or such Subsidiary, as applicable, is a party or otherwise; all of the capital stock, partnership interests or membership interests of any of the Company's Subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in or contemplated by both the

  Disclosure Package and the Final Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company or capital stock, partnership interests or membership interests of any of its Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, partnership interest or membership interest or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue or sell any shares of capital stock, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (g)   the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the charter or bylaws of the Company, or under any agreement to which the Company is a party or otherwise, other than as provided for in the Registration Rights Agreement; the Shares satisfy the requirements set forth in Rule 144A under the Securities Act;

          (h)   each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

          (i)    each of the Company and the Subsidiaries has legal, valid and defensible Title (as defined below) to all assets and properties reflected as owned by them in both the Disclosure Package and the Final Memorandum (whether through fee ownership, mineral estates or similar rights of ownership), and good and marketable title to substantially all other real and personal property reflected as assets owned by them in both the Disclosure Package and the Final Memorandum, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the both the Disclosure Package and the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect; and any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in both the Disclosure Package and the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or such Subsidiary under any such lease;

          (j)    except as disclosed in both the Disclosure Package and the Final Memorandum, the Company and its Subsidiaries own, possess or lease, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or lease or acquire any of the foregoing would not result in a Material Adverse Effect; and, except as described in both the Disclosure Package and the Final Memorandum, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

          (k)   neither the Company nor any Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it or its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (l)    none of the Company, any Subsidiary or, to the knowledge of the Company, any officer, director, agent or employee purporting to act on behalf of the Company or any Subsidiary, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and such Subsidiary, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment;

          (m)  except as otherwise disclosed in both the Disclosure Package and the Final Memorandum, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them; any outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any such persons will be repaid, satisfied or terminated, as the case may be, within sixty (60) days after the Closing Time;

          (n)   except with respect to FBR and as disclosed in the Disclosure Package and Final Memorandum, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby;

          (o)   neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective charter, bylaws or other organizational documents (collectively, the "Charter Documents") or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect;

          (p)   the execution, delivery and performance by the Company of this Agreement, and the Registration Rights Agreement, and the issuance, sale and delivery of the Shares by the Company, the Company's use of the proceeds from the sale of the Shares as described in both the Disclosure Package and Final Memorandum and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereunder and thereunder will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

          (q)   this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, is enforceable in accordance with its terms, and the Registration Rights Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (r)   the Shares, this Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in both the Disclosure Package and the Final Memorandum;

          (s)   assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement, or the consummation by the Company of the transactions contemplated hereby and, in the case of the Company, thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission, and (iv) the filing of a Form D with the Commission and with the applicable state regulatory authorities;

          (t)    each of the Company and the Subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in both the Disclosure Package and the Final Memorandum, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents and approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect;

          (u)   there is no outstanding judgment, order, writ, injunction, decree or award of any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or arbitrator affecting the businesses of the Company or any Subsidiary which questions the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement.

          (v)   both the Disclosure Package and the Final Memorandum contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company and the Subsidiaries that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are true, correct and complete and include all amendments and supplements thereto (except for purchase orders and/or other similar documents which do not include any material amendments or supplements to the provisions of such agreements);

          (w)  other than as set forth in both the Disclosure Package and the Final Memorandum (or as would not reasonably be expected to have a Material Adverse Effect), there are no claims, actions, suits, proceedings, arbitrations, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; other than FBR, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company or any Subsidiary in connection therewith; the Company has not received notice of any order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, and no such order or decree has been issued and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

          (x)   no securities of the Company of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

          (y)   subsequent to the Applicable Time, and except as may be otherwise stated in both the Disclosure Package and the Final Memorandum, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (v) other than with respect to the reorganization of the Company as described in both the Disclosure Package and the Final Memorandum, any change of the capital stock or indebtedness of the Company;

          (z)   neither the Company nor any of the Subsidiaries is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Disclosure Package and the Final Memorandum under the caption "Use of Proceeds", will be, an "investment company" or an entity "controlled" by an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (aa)    there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to the Registration Rights Agreement;

          (bb)    in connection with the offering of the Shares, neither the Company or any of its Subsidiaries, nor any of its affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offered Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in both the Disclosure Package and the Final Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;

          (cc)    none of the Company, any of its Subsidiaries nor any of their respective affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (dd)    none of the Company, any of its Subsidiaries or any of its respective directors, officers, representatives or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (ee)    each of the Company and the Subsidiaries carries, or is covered by, insurance issued by insurers of recognized financial responsibility (to the Company's knowledge) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Disclosure Package and the Final Memorandum and (to the Company's knowledge) as is customary for companies engaged in businesses similar to the business of the Company or such Subsidiary, all of which insurance is in full force and effect;

          (ff)    the financial statements, including the notes thereto, included in both the Disclosure Package and the Final Memorandum fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the results of their operations and cash flows for the periods then ended; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis, except as may be expressly stated otherwise in the related notes thereto;

          (gg)    KPMG LLP and Deloitte & Touche, LLP, each of whom have certified certain consolidated financial statements and supporting schedules included in the Disclosure Package and the Final Memorandum, whose reports with respect to such financial statements (and supporting schedules) are included in the Disclosure Package and the Final Memorandum are (and were during the periods covered by their reports) independent registered public accountants with respect to the Company within the meaning of the Securities Act or the Securities Act Regulations.

          (hh)    neither the Company (nor any of its Subsidiaries), nor to the Company's knowledge, any employee or agent of the Company (or any of its Subsidiaries), has made any payment of funds of the Company (or any of its Subsidiaries) or received or retained any funds in violation of any law, rule or regulation, including without limitation the "know your customer" and anti-money laundering laws of any jurisdiction;

          (ii)    any certificate signed by any officer of the Company delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to FBR as to the matters covered thereby;

          (jj)    the forms of the certificates used to evidence the Common Stock comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Company;

          (kk)    except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, to the knowledge of the Company: (i) each of the Company and the Subsidiaries has accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or such Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary's federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened; (iii) since the date of the most recent audited consolidated financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary;

          (ll)    except as described in both the Disclosure Package and the Final Memorandum or as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) each of the Company and the Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their respective businesses and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company or any Subsidiary, (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for investigation, clean-up or remediation, or an action, suit or proceeding by any private party or governmental authority or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws; and (v) neither the Company nor any Subsidiary anticipates material capital expenditures relating to Environmental Laws or changes in processes or operations relating to any Environmental Laws.

          (mm)    the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information to management and the Company's board of directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

          (nn)    the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (oo)    the Company and each of the Subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries has not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; in each of the foregoing instances, except as would not reasonably be expected to have a Material Adverse Effect;

          (pp)    the operations of the Company and its Subsidiaries and, to the Company's knowledge, its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended; (ii) the Money Laundering Control Act of 1986, as amended; (iii) the Bank Secrecy Act, as amended; (iv) the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001; and (v) any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority or agency (collectively, the "Money Laundering Laws"), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit, proceeding, inquiry or investigation by or before any governmental authority or agency any arbitrator involving the Company or any of it Subsidiaries, or, to the Company's knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened;

          (qq)    neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, partner or joint venturer or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

          (rr)    there are no existing or, to the Company's knowledge, threatened, labor disputes with the employees of the Company or any of the Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (ss)    except as otherwise disclosed in both the Disclosure Package and the Final Memorandum, neither the Company nor any Subsidiary has any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

          (tt)    each of the Company and its Subsidiaries, and, to the Company's knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries by any governmental authority or agency under any Export or Import Laws. The term "Export and Import Laws" means (i) the Arms Export Control Act; (ii) the International Traffic in Arms Regulations; (iii) the Export Administration Act of 1979, as amended; (iv) the Export Administration Regulations; (v) The Trading with the Enemy Act; (vi) the International Emergency Economic Powers Act; and (vii) any sanctions regulations issued pursuant to those statutory authorities prohibiting unlicensed transactions (including exports of services, data or goods) with sanctioned countries or entities, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country;

          (uu)    to the Company's knowledge, there have been no allegations of any violations of export control rules by the Company or any of its Subsidiaries, including allegations by any governmental authority or agency, and no investigations of any export control matters of the Company or its Subsidiaries by any governmental authority or agency;

          (vv)    no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act and the Securities Act Regulations to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act, which is not so described in both the Disclosure Package and the Final Memorandum; and

          (ww)    assuming the performance by FBR of its obligations as set forth herein, it is not necessary in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Agreement to register the Shares under the Securities Act.

        5.    Certain Covenants of the Company.

          The Company hereby agrees with FBR:

          (a)   to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

          (b)   to prepare the Final Memorandum in a form reasonably acceptable to FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the date at least three Business Days before the Closing Time) to FBR or to purchasers upon the direction of FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

          (c)   to advise FBR promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company within the time during which the Final Memorandum shall (in the reasonable view of FBR) be required to be distributed by FBR in connection with an Exempt Resale (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any governmental authority or agency should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

          (d)   to furnish to FBR for a period of two years from the Closing Time, (i) copies of all annual, quarterly and current reports supplied to holders of the Shares and (ii) copies of all reports filed by the Company with the Commission;

          (e)   not to amend or supplement the Final Memorandum prior to the Closing Time or any Secondary Closing Time unless FBR shall previously have been advised thereof and shall not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

          (f)    during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares and any prospective purchaser designated by such holder the information ("Rule 144A Information") specified in Rule l44A(d)(4) under the Securities Act and any additional information ("PORTAL Information") required by the National Association of Securities Dealers, Inc. PortalSM Market ("PORTAL");

          (g)   to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in both the Disclosure Package and the Final Memorandum;

          (h)   that neither the Company nor any of its affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in both the Disclosure Package and the Final Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), any of which will be integrated with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Accredited Investors of the Private Placement Shares;

          (i)    neither the Company, nor any of its Subsidiaries or affiliates, will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

          (j)    that, except as permitted by the Securities Act and all other applicable securities laws, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales;

          (k)   to pay all expenses, fees and taxes in connection with (i) the preparation of both the Disclosure Package and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment) (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state laws as aforesaid (including any filing fees), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (v) the designation of the Shares as PORTAL-eligible securities by PORTAL, (vi) all fees and disbursements of counsel and accountants for the Company (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, (viii) the costs of background investigations, (ix) reasonable costs and expenses of FBR and Company personnel, including, but not limited to, commercial or charter air travel and local hotel accommodations and transportation, in connection with the roadshow, and (x) the performance of the Company's other obligations hereunder;

          (l)    to use commercially reasonable efforts in cooperation with FBR to obtain permission for the Shares (other than Shares offered and sold in accordance with Regulation S) to be eligible for clearance and settlement through DTC, and for the Shares sold in accordance with Regulation S to be eligible for clearance and settlement through the Euroclear System and Clearstream Banking, société anonyme, Luxembourg;

          (m)  in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Shares in the form of definitive securities;

          (n)   to furnish to FBR, during the period referred to in clause (i) of Section 5 (c), not fewer than one (1) Business Day before distribution, a copy of the most current draft at such time of any document proposed to be distributed to purchasers of the Shares;

          (o)   to refrain during the period commencing on the date of this Agreement and ending on and including the date that is sixty (60) sixty days after the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement, without the prior written consent of FBR (which consent may be withheld or delayed in FBR's sole discretion), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, (iii) any Shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in both the Disclosure Package and the Final Memorandum, or (iv) such issuances or exercises of options or grants of restricted stock under the Company's stock option and incentive plans as described in both the Disclosure Package and the Final Memorandum;

          (p)   if the Resale Shares are not delivered by the Company to FBR for any reason other than the termination of this Agreement pursuant to clauses (ii) through (v) of the first paragraph of Section 7 hereof or the default by FBR in its obligations hereunder, to reimburse FBR for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;

          (q)   that, from and after the Closing Time, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (r)   that the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act; and

          (s)   that, as soon as reasonably practicable following completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Company's board of directors to approve any changes to the corporate governance policies and procedures that may be required by law prior to filing any registration statement with the Commission.

        6.    Conditions of FBR's Obligations.    The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Time, each Extended Closing Time and any Secondary Closing Time, (ii) the accuracy of the statements of the Company's officers made in any certificate delivered to FBR pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its covenants and other obligations hereunder and (iv) the following other conditions:

          (a)   The Company shall furnish to FBR at the Closing Time an opinion of Weil Gotshal & Manges, LLP, counsel for the Company, addressed to FBR and dated the Closing Time, in form and substance satisfactory to FBR, covering the matters set forth on Exhibit C-1 and C-2 hereto. Such opinion shall indicate that it is being rendered to FBR at the request of the Company.

          (b)   FBR shall have received from Deloitte & Touche, LLP, a "comfort" letter dated as of the date hereof and the Closing Time, addressed to FBR and in form and substance satisfactory to FBR.

          (c)   FBR shall have received at the Closing Time a favorable opinion of Nelson Mullins Riley & Scarborough LLP, counsel for FBR, dated the Closing Time, in form and substance satisfactory to FBR.

          (d)   Prior to the Closing Time, any Extended Closing Time or any Secondary Closing Time, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) both the Disclosure Package and the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (e)   Between the time of execution of this Agreement and the Closing Time, any Extended Closing Time or any Secondary Closing Time, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Company and its Subsidiaries, taken as a whole, shall have been entered into by the Company or any of its Subsidiaries that has not been fully and accurately disclosed in both the Disclosure Package and the Final Memorandum, or any amendment or supplement thereto; and (iii) no order or decree preventing the use of the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, shall have been issued.

          (f)    The Company shall have delivered to FBR a certificate, executed by the secretary of the Company and dated as of the Closing Time, as to (i) the resolutions adopted by the Company's board of directors in form and substance reasonably acceptable to FBR, (ii) the Company's charter, as amended and (iii) the Company's bylaws, as amended, each as in effect at the Closing Time.

          (g)   The Company shall have delivered to FBR a certificate, executed by its chief executive officer and chief financial officer,to the effect that the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections (d) and (e) of this Section 6 shall have been satisfied and be true and correct as of the Closing Time, and the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

          (h)   On or before the Closing Time, FBR shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

          (i)    At the time of execution and delivery of this Agreement, FBR shall have received from each of the named executive officers and directors of the Company and each stockholder owning one percent (1%) or more of the Company's outstanding capital stock, on an as-converted-to Common Stock basis) a written agreement (a "Lock-up Agreement") in substantially the form attached hereto as Exhibit D.

          (j)    The Company shall have obtained and delivered to FBR a copy of (i) all executed consents required under the relevant leases and contracts and (ii) any approvals under the Company's revolving credit facility.

          (k)   At each Extended Closing Time and Secondary Closing Time, FBR shall have received:

            (i)    certificates, dated as of each Extended Closing Time or Secondary Closing Time, of the Company, substantially to the same effect as the certificates delivered at the Closing Time pursuant to subsections (f) and (g), of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

            (ii)   the opinion of Weil Gotshal & Manges, LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time relating to the Regulation D Shares or the Option Shares, as applicable, and otherwise substantially to the same effect as the opinions required by subsection (a) of this Section 6.

            (iii)  a bring down "comfort" letter from Deloitte & Touche LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time, substantially the same in scope and substance as the letter furnished to FBR pursuant to subsection (b) of this Section 6, except that the "specified date" in the letter furnished pursuant to this subsection (m)(iv) shall be a date not more than five days prior to such Secondary Closing Time.

            In the event that any "comfort" letter referred to in subsection (b) of this Section 6 or this subsection (k)(iii) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letter shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. References to the Preliminary Memorandum, the Disclosure Package and/or Final Memorandum with respect to any "comfort" letter referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.

            (iv)  the opinion of Nelson Mullins Riley & Scarborough LLP, dated as of each Secondary Closing Time, relating to the Regulation D Shares or the Option Shares, as applicable, and otherwise to the same effect as the opinion required by subsection (c) of this Section 6.

          (l)    The Shares to be resold by FBR to QIBs pursuant to Rule 144A under the Securities Act shall have been designated as PORTAL-eligible securities by PORTAL.

          (m)  Each Subscription Agreement shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof, unless waived by any party thereto.

        7.    Termination.    The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the Closing Time or any Secondary Closing Time, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on any exchange or national quotation system shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares.

        If FBR elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter or fax.

        If the sale to FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, (i) the Company shall not be under any obligation or liability to FBR under this Agreement (except to the extent provided in Sections 5(k), 5(p) and 8 hereof), and (ii) FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

        8.    Indemnity.

          (a)   The Company agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable costs of investigation)

  which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any breach by the Company of any representation, warranty or covenant set forth herein, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or that arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in such Preliminary Memorandum, the Disclosure Package or Final Memorandum (that information being expressly limited to the information set forth in the last sentence of Section 8(c) hereof).

          (b)   FBR agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable costs of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Preliminary Memorandum, the Disclosure Package or Final Memorandum (or in any amendment or supplement thereof by the Company), such information being limited to the following: information provided by FBR to the Company as disclosed in the paragraph on the cover page immediately preceding FBR's name at the bottom of the page and the second, seventh (solely with respect to the fourth sentence) and eighth paragraphs of the section entitled "Plan of Distribution" in both the Disclosure Package and the Final Memorandum.

          (c)   If any action is brought against any person or entity (each an "Indemnified Party"), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the written advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be material defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies) but shall have the right to participate, at its own expense), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this Section 8(c) to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

          (d)   If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under Section 8(a) and (b) hereof in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and FBR, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (net of initial purchaser discounts, commissions and placement fees but before deducting expenses) received by the Company bear to the discounts and commissions received by FBR. The relative fault of the Company, on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (e)   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8(d) hereof. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the sum of (i) the aggregate amount of any Placement Fee actually received by FBR with respect to the Regulation D Shares and the Placed Option Shares; and (ii) the aggregate amount of FBR's discount on the 144A/Regulation S Shares and the Purchased Option Shares (as described in the Final Memorandum). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)    The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or their respective directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Each party to this Agreement agrees promptly to notify the other party of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Disclosure Package and/or Final Memorandum.

        9.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

          (a)   if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile: 703-312-9698); with a copy (which shall not constitute valid notice under this Section 9) to Nelson Mullins Riley & Scarborough LLP, 999 Peachtree Street NE, Suite 1400, Atlanta, Georgia 30309, Attention: Steven L. Berson (facsimile: 404-817-6050); and

          (b)   if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 2701 East Grauwyler, Irving, Texas 75061, Attention: J. Coley Clark (facsimile: (972) 821-4448; with a copy (which shall not constitute valid notice under this Section 9) to Weil Gotshal & Manges, LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201, Attention: Gilbert Friedlander (facsimile: 214-746-7777).

        10.    Duties.    Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. FBR undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of FBR with respect to the Shares shall be determined solely by the express provisions of this Agreement, and FBR shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and FBR, on the other hand, and the Company is capable of evaluating and understanding (and in fact understands and accepts) the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction FBR is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or any of its officers, directors, affiliates, stockholders, creditors or employees or any other party; (iii) FBR has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether FBR has advised or is currently advising the Company on other matters); and (iv) FBR and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and FBR has no obligation to disclose any of such interests. The Company acknowledges that FBR disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from its performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against FBR with respect to any breach or alleged breach of agency or fiduciary duty.

        11.    GOVERNING LAW; HEADINGS.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        12.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of FBR and the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser of the Shares, in his, her or its capacity as such, from FBR) shall acquire or have any right under or by virtue of this Agreement.

        13.    Counterparts.    This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

[SIGNATURE PAGE FOLLOWS]

        If the foregoing correctly sets forth the understanding among the Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,
BANCTEC, INC.
By:	/s/ J. COLEY CLARK
Name:	J. Coley Clark
Title:	President and Chief Executive Officer

Accepted and agreed to as of the date first above written:
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:	/s/ JAMES R. KLEEBLATT
Name:	James R. Kleeblatt
Title:	Managing Director

[SIGNATURE PAGE TO BANCTEC PURCHASE/PLACEMENT AGREEMENT]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

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EXHIBIT B

The BancTec, Inc. Rule 144A offering and private placement of common stock has reduced its expected price to $8.00 per share from a price of $10.00 per share and FBR has notified the company that it will be exercising the additional allotment option in full (which will result in an increase in the number of shares sold from 40.5 million shares to 46.6 million shares). Assuming an offering price of $8.00 per share, the net proceeds to the company will be reduced from the estimated $375.1 million in the preliminary offering memorandum to an estimated $345.0 million. Approximately $282.4 million of the proceeds will be used to pay off the Senior Notes ($96.1 million), the Sponsor Note ($113.5 million); the Series A Preferred Stock ($20.3 million); the Series B Preferred Stock ($22.2 million) and to pay $30.3 million of the line of credit. Approximately $47.7 million will be used to retire all outstanding common stock and options and approximately $14.9 million will be used for working capital. In addition to the 2007 option plan incentives described in the preliminary offering memorandum, an additional 466,000 shares of restricted stock (or approximately 1% of the post-offering capitalization) will be allocated to the management team and vest over four years.

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EXHIBIT C-1

SUBSTANCE OF OPINION OF COMPANY COUNSEL

        Set forth below is the form of opinion to be provided by Weil, Gotshal & Manges, LLP pursuant to Section 6(a) and, if applicable, Section 6(k), of the Purchase/Placement Agreement. Capitalized terms used but not defined herein have the same meanings as in the Purchase/ Placement Agreement.

          1.     The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified on Schedule A hereto, except (i) to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and (ii) except no opinion is given regarding the good standing of the Company in New York solely as relates to the payment of franchise taxes in New York as we have not been able to obtain a certificate under recent date from the New York State Department of Revenue evidencing such payment.

          2.     The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Immediately prior to the Closing Time, there were 18,185,784 shares of common stock and 189,520 shares of preferred stock issued and outstanding. Immediately after the Closing Time, there are [46,575,000] shares of common stock and no shares of preferred stock issued and outstanding; all of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and have not been issued in violation of any preemptive rights pursuant to law or in the Company's Certificate of Incorporation or Bylaws. To our knowledge, there are no outstanding securities of the Company or any Subsidiary (as hereinafter defined) convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements of any character obligating the Company or any Subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company or any Subsidiary is a party other than (i) the 2,763,500 shares of common stock reserved for issuance pursuant to outstanding options granted pursuant to the Company's 2000 Stock Plan, (ii) the 2,760,000 shares of common stock reserved for issuance pursuant to options to be granted pursuant to the Company's 2007 Equity Incentive Plan in connection with the consummation of the transactions contemplated by the Agreement, (iii) the 750,000 shares of common stock reserved for issuance pursuant to warrants granted in connection with the Company's Series A preferred stock and (iv) the equity commitment from BancTec Intermediate Holding, Inc. to purchase up to $7 million of additional shares of the Company's Series B preferred stock.

          3.     The issuance and sale of the Shares to be issued pursuant to the Agreement has been duly authorized by all necessary corporate action and, when issued as contemplated by the Agreement, the Shares will be validly issued, fully paid and nonassessable and with no personal liability attaching to the ownership thereof and will not and have not been issued in violation of any preemptive right pursuant to law or in the Company's Certificate of Incorporation or Bylaws. To our knowledge, there are no agreements or understandings with respect to the voting, sale or transfer of any Shares to which the Company or any Subsidiary is a party.

          4.     All of the outstanding shares of capital stock of the subsidiaries listed on Schedule B hereto (each, a "Subsidiary") are owned of record, and to our knowledge beneficially, directly or indirectly by the Company. To our knowledge, such shares are free and clear of all adverse claims,

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  limitations on voting rights, options and other encumbrances and are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights pursuant to law or such Subsidiary's charter or bylaws. To our knowledge, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or other instruments or agreements of any character obligating the Company or any Subsidiary to issue any shares of capital stock of any Subsidiary or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of any Subsidiary. To our knowledge, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

          5.     The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company.

          6.     The execution, delivery and performance by the Company of each of the Agreement, the Registration Rights Agreement and the issuance, sale and delivery of the Shares by the Company, will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule C hereto, (iii) any New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any Subsidiary of which we are aware.

          7.     No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate, Texas or federal governmental authority is required in connection with the execution and delivery by the Company of the Agreement and the Registration Rights Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for: (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered, (iii) the filing of a Form D with the Commission with respect to the sale by the Company of Regulation D Shares and (iv) the actions of federal and state securities regulatory authorities in connection with the filing and/or review of the registration statement(s) required by the Registration Rights Agreement.

          8.     To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that would, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, other than as described in the Disclosure Package or the Final Memorandum.

          9.     The execution, delivery and performance of the Registration Rights Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. The Registration Rights Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and

5

  subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto; and there are no persons with registration or similar rights to have any securities registered by the Company or any of the Subsidiaries under the Securities Act other than pursuant to the Registration Rights Agreement.

          10.   The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in both the Disclosure Package and Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          11.   The statements in the Final Memorandum under the captions: "Available Information"; "Business—Legal Proceedings"; "Executive Compensation"; "Compensation Discussion and Analysis"; "Certain Relationships and Related Party Transactions"; "Description of Capital Stock"; "Description of Indebtedness" and "Private Placement" in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

          12.   The statements in the Disclosure Package and the Final Memorandum under the captions "ERISA Considerations" and "U.S. Federal Income Tax Considerations to Non-U.S. Holders," insofar as they describe certain matters of United States ERISA and Federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects.

          13.   Assuming (i) the representations of the Company and FBR contained in the Agreement are true, correct and complete, (ii) compliance by the Company and FBR with their covenants set forth in the Agreement, (iii) the accuracy of the representations and warranties made in accordance with the Agreement, the Disclosure Package and the Final Memorandum by purchasers to whom FBR initially resells the Shares, (iv) that purchasers to whom FBR initially resells the Shares receive a copy of the Disclosure Package and the Final Memorandum prior to such sale or a preliminary offering circular containing a section captioned "Notice to Investors" that is substantially similar to the section captioned "Notice to Investors" in the Final Memorandum and execute a purchaser's letter as described in the Agreement and (v) that accredited investors that purchase directly from the Company receive a copy of the Disclosure Package and the Final Memorandum prior to such sale or a preliminary offering circular containing a section captioned "Notice to Investors" that is substantially similar to the section captioned "Notice to Investors" in the Final Memorandum and execute a subscription agreement as described in the Agreement, it is not necessary in connection with (x) the offer, sale and delivery of the Shares to FBR pursuant to the Agreement, (y) the offer and resales of the Shares by FBR or (z) the offer, sale and delivery of the Shares to the accredited investors pursuant to the Agreement, in each case, in the manner contemplated by the Agreement and described in the Disclosure Package and the Final Memorandum, to register the issuance of the Shares under the Securities Act of 1933, as amended.

          14.   BancTec Limited is duly incorporated under the laws of England and Wales and has power under its memorandum of association to purchase or lease property. In rendering the foregoing opinions, we carried out an on-line company search through the English Companies House direct service in respect of BancTec Limited on June 18, 2007 at approximately 1:30 PM. We confirm that at approximately 11:20 AM on June 18, 2007, we made a telephone inquiry of the Central Registry of Winding-Up Petitions and requested the clerk to carry out a search of the computer register of winding-up petitions and the manual register of administration petitions in the London area in relation to BancTec Limited. The clerk confirmed that there were no entries against BancTec Limited at that time. These searches and inquiries do not necessarily reveal the up to date position of BancTec Limited. We have assumed that the information revealed by our online

6

  inquiry search through the Companies House Direct service in respect of BancTec Limited of June 18, 2007 was accurate in all respects and that nothing has occurred since that search to make that information inaccurate in any respect and that the information revealed by oral inquiry of June 18, 2007 of the clerk of the Central Registry of Winding Up Petitions and the manual register of petitions, applications and notices in the London area in relation to BancTec Limited was accurate in all respects and that nothing has occurred since our inquiry to make any such information inaccurate in any respect. Notwithstanding anything to the contrary herein, our opinion expressed in this paragraph is subject to the qualification that the oral inquiry of the clerk of the Central Registry of Winding-Up Petitions and the manual register of petitions, applications and notices in the London area in relation to BancTec Limited is not conclusively capable of revealing whether or not a winding up petition in respect of a voluntary or compulsory winding up has been presented. Details of a winding up petition may not have been entered on the records of the Central Registry of the Companies Court immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all.

          15.   BancTec International Holdings, Inc. is a corporation validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          16.   BancTec SA is a société anonyme duly organized and existing under French law and duly registered with the trade and companies registry of Meaux under number 342 459 708. The K-bis extract and the certificate of solvency (recherche négative d'une procédure collective) issued by the relevant registre du commerce et des sociétés with respect to BancTec SA reveal no stay of legal action or proceedings prior to an amicable settlement (règlement amiable) granted to BancTec SA and no notice of judicial reorganization (redressement judiciaire), judicial liquidation (liquidation judiciaire) or voluntary liquidation filed with that Registre du Commerce et des Sociétés. In rendering the foregoing opinions, we have assumed that the information contained in the K-bis extract (extrait K-bis), dated June 15, 2007, and in the certificate of solvency (recherche négative d'une procédure collective), dated June 15, 2007, in relation to BancTec SA is true, correct and complete as of the date of such K-bis extract and such certificate of solvency. The K-bis extracts and the certificates of solvency (recherche négative d'une procédure collective) are not capable of conclusively revealing whether or not (i) a winding-up has been made or a resolution passed for the dissolution (winding up) of BancTec SA or that the operations of BancTec SA have terminated (cessation d'activité); (ii) an order for the redressement judiciaire or liquidation judiciaire of BancTec SA has been made; or (iii) the authorized representatives of BancTec SA have changed, as notice of these matters may not be filed immediately and, when filed, may not be entered on the record immediately. Notwithstanding anything to the contrary herein, the opinions expressed in this paragraph may be affected by any winding-up, administration, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the priority rights of certain creditors which arise by operation of law. Such opinions are limited to French law as applied by the French courts as is published and in effect on the date of that part of the opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, French law.

        The opinions expressed herein are limited to the laws of the State of New York and Texas, the corporate laws of the State of Delaware and the federal laws of the United States, France, England and Wales, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                      Very truly yours,

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SCHEDULE A

JURISDICTIONS

BancTec, Inc.
Alabama	Montana
Alaska	Nebraska
Arizona	Nevada
Arkansas	New Hampshire
California	New Jersey
Colorado	New Mexico
Connecticut	New York
Delaware	North Carolina
Florida	North Dakota
Georgia	Ohio
Hawaii	Oklahoma
Idaho	Oregon
Illinois	Pennsylvania
Indiana	Rhode Island
Iowa	South Carolina
Kansas	South Dakota
Kentucky	Tennessee
Louisiana	Texas
Maine	Utah
Maryland	Vermont
Massachusetts	Virginia
Michigan	Washington
Minnesota	Wisconsin
Missouri	West Virginia
Mississippi	Wyoming
Washington D.C.

A-1

SCHEDULE B

SUBSIDIARIES

BTC International Holdings, Inc.
BancTec Holdings NV (Netherlands)
BancTec SA (France)
BancTec Limited (English and Wales)

B-1

SCHEDULE C

REVIEWED DOCUMENTS

Organization and Governance Documents

BancTec, Inc. Amended and Restated Certificate of Incorporation, as amended to date.

BancTec, Inc. Bylaws, as amended to date.

BancTec, Inc. Certificate of Designations, Preferences and Rights of Series A and Series B Preferred Stock dated as of March 31, 2004.

BancTec, Inc. Code of Business Conduct and Ethics.

Securities/Acquisition Agreements

7.5% Senior Notes due June 1, 2008.

Securities Purchase Agreement dated as of September 22, 2000 between BancTec, Inc. and the several persons named on Schedule I thereto.

Indenture dated as of May 22, 1998 by and between BancTec, Inc. and The First National Bank of Chicago.

Exchange and Registration Rights Agreement dated May 22, 1998 by and among the Company, Chase Securities, Inc., Goldman Sachs & Co. and Nationsbanc Montgomery Securities LLC.

10% Senior Subordinated Note due July 22, 2009 between BancTec, Inc. and WCAS CP III.

Loan Documents dated July 22, 1999 among BancTec, Inc., Chase Bank of Texas, as Agent, and Welsh, Carson, Anderson & Stowe (the "Loan Documents").

First Amendment and Waiver dated January 21, 2000 to the Loan Documents.

Second Amendment and Waiver dated May 15, 2000 to the Loan Documents.

Third Amendment and Waiver dated September 15, 2000 to the Loan Documents.

Stock Subscription Warrant dated September 25, 2000.

Loan and Security Agreement dated as of May 30, 2001 between Heller Financial, Inc. and BancTec, Inc. (the "Loan and Security Agreement").

First Amendment to Loan and Security Agreement dated as of November 8, 2001 between Heller Financial, Inc. and BancTec, Inc.

Second Amendment to Loan and Security Agreement dated as of February 5, 2002 between Heller Financial, Inc. and BancTec, Inc.

Third Amendment to Loan and Security Agreement dated as of July 30, 2002 between Heller Financial, Inc. and BancTec, Inc.

Fourth Amendment to Loan and Security Agreement dated as of November 27, 2002 between Heller Financial, Inc. and BancTec, Inc.

Loan and Security Agreement—Waiver, Consent and Amendment relating to BancTec Restructuring, dated as of November 1, 2002, between Heller Financial, Inc. and BancTec, Inc.

Loan and Security Agreement, Waiver and Consent relating to the creation of a new wholly-owned subsidiary and consummation of a certain Stock Purchase and Sale Agreement BancTec and Inversiones

Y Asesorias Profesionales Zegers & Echavarri LTDA, dated as of August 9, 2004, between Heller Financial, Inc. BancTec, Inc. and BTI Technologies LP.

Stock Purchase Agreement dated as of November 27, 2002 between BancTec, Inc. and JAFCO MBO Co., Ltd.

Fifth Amendment to Loan and Security Agreement dated as of May 7, 2003 between Heller Financial, Inc. and BancTec, Inc.

Sixth Amendment to Loan and Security Agreement dated as of September 1, 2003 between Heller Financial, Inc. and BancTec, Inc.

Master Installment Payment Agreement between BancTec, Inc. and Fleet Business Credit dated October 29, 2004.

Loan and Security Agreement—December 31, 2004 Amendment to Paragraph B of Financial Covenants Rider to Loan and Security Agreement, dated as of December 31, 2004, between Heller Financial, Inc. and BancTec, Inc.

Ninth Amendment to Loan and Security Agreement dated as of March 31, 2006 between Heller Financial, Inc. and BancTec, Inc.

Tenth Amendment to Loan and Security Agreement dated as of October 6, 2006 between Heller Financial, Inc. and BancTec, Inc.

Eleventh Amendment to Loan and Security Agreement dated as of March 22, 2007 between Heller Financial, Inc. and BancTec, Inc.

Acquisition Agreement dated as of November 15, 2005 between BancTec, Inc. and SDS Applications Limited.

Asset Purchase Agreement dated as of July 29, 2005 between BancTec, Inc. and CheckTech Financial Corporation relating to the sale of Paper Strip Products.

Sponsor Commitment Letter dated as of December 21, 2006 between BancTec, Inc. and Welsh, Carson, Anderson & Stowe.

Loan and Security Agreement—Waiver, Consent and Amendment relating to the 144A private equity stock offering, dated May 24, 2007 among BancTec, Inc., BTI Technologies, L.P. and Heller Financial, Inc.

Redemption Agreement dated as of June [    ], 2007 between BancTec, Inc. and BancTec Intermediate Holding, Inc. regarding the redemption the Series A Preferred Stock and Series B Preferred Stock upon the closing of the offering.]

Employment Agreements

Employment Agreement dated as of May 27, 2007 by and between BancTec, Inc. and J. Coley Clark.

Employment Agreement dated as of May 27, 2007 by and between BancTec, Inc. and Jeffrey D. Cushman.

Employment Agreement dated as of May 27, 2007 by and between BancTec, Inc. and Mark D. Fairchild.

Employment Agreement dated as of May 27, 2007 by and between BancTec, Inc. and Michael D. Fallin.

Employment Agreement dated as of May 27, 2007 by and between BancTec, Inc. and Lin M. Held.

Employment Agreement dated as of May 27, 2007 by and between BancTec, Inc. and Brendan P. Keegan.

Employment Agreement dated as of May 27, 2007 by and between BancTec, Inc. and Michael D. Peplow.

Employment Offer Letter dated as of September 20, 2004 by and between BancTec, Inc. and Coley Clark.

Employment Offer Letter dated as of October 22, 2004 by and between BancTec, Inc. and Jeffrey D. Cushman.

Employment Offer Letter dated as of March 19, 1998 by and between BancTec, Inc. and Mark Fairchild.

Employment Offer Letter dated as of April 1, 2005 by and between BancTec, Inc. and Michael D. Fallin.

Employment Offer Letter dated as of January 3, 2005 by and between BancTec, Inc. and Lin Held.

Employment Offer Letter dated as of May 9, 2005 by and between BancTec, Inc. and Brendan P. Keegan.

Employment Offer Letter dated as of April 21, 1997 by and between BancTec, Inc. and Michael D. Peplow.

Change in Control Agreements

Letter Agreement dated as of April 18, 2007 by and between BancTec, Inc. and J. Coley Clark.

Letter Agreement dated as of April 18, 2007 by and between BancTec, Inc. and Jeffrey D. Cushman.

Letter Agreement dated as of April 18, 2007 by and between BancTec, Inc. and Mark D. Fairchild.

Letter Agreement dated as of April 18, 2007 by and between BancTec, Inc. and Michael D. Fallin.

Letter Agreement dated as of April 18, 2007 by and between BancTec, Inc. and Lin M. Held.

Letter Agreement dated as of April 18, 2007 by and between BancTec, Inc. and Brendan P. Keegan.

Letter Agreement dated as of April 18, 2007 by and between BancTec, Inc. and Michael D. Peplow.

Compensation Plans

BancTec, Inc. Executive Compensation Program (basis of CD&A).

BancTec, Inc. 2006 Profit Share Plan.

BancTec, Inc. 2007 Profit Share Plan.

BancTec, Inc. 2000 Stock Plan.

BancTec, Inc. 2007 Equity Incentive Plan.

BancTec, Inc. Employee's Savings Plan.

BancTec Limited U.K. Pension Plan.

Recognition Equipment Incorporated Executive Benefit Plan.

Lease Agreements

Lease between Mainstreet Claude Freeman, LLC and BancTec, Inc. dated August 17, 2006 (including amendments) (Charlotte, NC).

Sub-lease Agreement between EDS Information Systems, L.L.C. and BancTec, Inc. dated December 29, 2005 (Charlotte, NC).

Lease Agreement between 515 Union Blvd. Associates, LLC and BancTec, Inc. dated November 15, 2006 (Totowa, NJ).

Sub-lease Agreement between EDS Information Systems, L.L.C. and BancTec, Inc. dated December 29, 2005 (Downers Grove, IL).

Lease between Aktiv Hausverwaltungs GmbH and BancTec GmbH dated September 1, 2006 (Hürth, Germany)

License to Sub-let by and among BancTec Limited, Channor Limited, and FILA UK Limited dated September 7, 2005 (Dublin, Ireland).

Lease between Halifax plc and BancTec Limited dated September 5, 2002 (Harlow, UK).

Lease between Sunrise medical Limited and BancTec Limited (Colnbrook, UK).

Lease between NSI and BancTec dated March 1, 2007 (Utrecht, Netherlands).

Lease for Tallin, Estonia Facility.

Vendor Contracts

SAP America, Inc. R/3 Software End-User Value License Agreement by and between BancTec, Inc. and SAP American, Inc. dated December 20, 1996.

Vendor Master Services Agreement by and between BancTec, Inc. and Bravo Technical Resources, Inc. dated December 2, 2005.

Vendor Master Services Agreement by and between BancTec, Inc. and Hallmark Totaltech, Inc. dated January 1, 2006.

Vendor Master Services Agreement by and between BancTec, Inc. and RCM Technologies USA, Inc. dated January 11, 2006.

Vendor Master Services Agreement by and between BancTec, Inc. and Resource Technologies, Corp. dated November 28, 2005.

Subcontract Agreement by and between BancTec, Inc. and Smartech Computer Services, Inc. dated June 1, 2002 (including all amendments).

Vendor Master Agreement by and between BancTec, Inc. and Teksystems, Inc. dated January 1, 2006.

Customer Contracts

Product and Service Agreement, dated October 15, 2003, by and between Broadridge Financial Solutions, Inc., successor-in-interest to ADP Financial Services.

Agreement on Upgrade of KS FloWare to eFIRST Process, dated December 21, 2005, by and between BancTec AB and Nordea Bank AB (publ).

Product and Services Agreement, dated December 23, 2004, by and between BancTec (Canada), Inc. and Symcor, Inc.

Service Contract Sales Brokerage Agreement, dated September 1, 1998, by and between BancTec USA, Inc. and Dell USA, L.P. (including all amendments).

Services and Support Agreement, dated October 19, 1998, by and between Dell Marketing, L.P. and BancTec USA, Inc. (including all amendments).

Master Purchase Agreement between JP Morgan Chase Bank, N.A. and BancTec, Inc. dated July 1, 2006 (including all amendments).

Maintenance and Services Agreement between BancTec, Inc. and Computer Sciences Corporation dated April 1, 2002 (including all amendments).

Technology Support Services Agreement between BancTec, Inc. and Electronic Data Systems dated April 26, 2000 (including all amendments).

Master Product Purchase and Support Agreement between BancTec, Inc. and Bank of America Technology and Operations, Inc. dated November 1, 2002 (including all amendments).

Maintenance Service Agreement between Wachovia Corporation and BancTec, Inc. dated April 6, 2005 (including all amendments).

Service Provider Agreement between Lexmark et al and BancTec, Inc. dated March 1, 2005 (including all amendments).

Master Agreement between BSC, a division of BancTec, Inc. and Lockheed Martin Corporation dated July 1, 1995 (including all amendments).

Contract with the Department of Public Works and Government Services Canada dated December 12, 2003 (including all amendments).

Maintenance Agreement between Bank of Ireland and BancTec Limited dated April 2007.

Agreement for Services between BancTec Limited and the Bank of Ireland dated May 9, 2005.

Ticketing and Imaging Process Services Agreement between British Airways, BancTec Limited and BancTec, Inc. dated November 25, 2002.

Hardware Maintenance Agreement between BancTec, Inc. and Federal Reserve Bank of Cleveland dated January 1, 2006.

Hardware Maintenance Agreement between BancTec Limited and Abbey National PLC dated December 30, 1999.

Software Maintenance and Support Agreement between BancTec Limited and Abbey National PLC dated December 30, 1999.

Cheque & Other Paper Clearing Services Agreement between Bank of Scotland and BancTec Limited dated November 2005.

Hardware Maintenance Agreement between Bank of Ireland and BancTec Limited dated November 8, 2000.

Software Maintenance Agreement between Bank of Scotland and BancTec Limited dated November 8, 2000.

Other Material Contracts

Non-exclusive Patent Cross-License Agreement between Hewlett Packard Company and BancTec, Inc. dated February 1, 2003.

EXHIBIT C-2

NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL

[Date]

Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

        Reference is made to the preliminary offering memorandum, dated May 30, 2007 (the "Preliminary Offering Memorandum") and the offering memorandum, dated June [    ], 2007 (the "Offering Memorandum"), relating to the issuance of shares of common stock (the "Shares") of BancTec, Inc. (the "Company"), as to which we have acted as counsel to the Company. We refer to the Preliminary Offering Memorandum, and the Offering Memorandum as the "Offering Documents." This letter is furnished to you pursuant to Section 6(a) of the Purchase/Placement Agreement, dated as of June [    ], 2007, among the Company and you, as initial purchaser and sole placement agent thereunder (the "Agreement"). Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

        The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents. Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained in the Offering Documents.

        We have reviewed the Offering Documents and we have participated in conferences with representatives of the Company, its independent public accountants, you and your counsel, at which conferences the contents of the Offering Documents and related matters were discussed.

        Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that the Preliminary Offering Memorandum as of its date or as of the initial sale date or the Offering Memorandum as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the initial purchaser and placement agent of the Shares. Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Shares), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                      Very truly yours,

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

June 20, 2007

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North, 18th Floor
Arlington, Virginia 22209

Ladies and Gentlemen:

        The undersigned understands and agrees as follows:

        1.     Friedman, Billings, Ramsey & Co., Inc. ("FBR") proposes to enter into a Purchase/Placement Agreement (the "Purchase/Placement Agreement") with BancTec, Inc., a Delaware corporation (the "Company"), providing for (i) the initial purchase by FBR of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and the resale of such shares by FBR to certain eligible purchasers, (ii) the direct sale by the Company of its Common Stock to certain accredited investors, and (iii) an option for FBR to purchase or place additional shares of Common Stock either for resale by FBR to certain eligible purchasers or for direct sale by the Company to certain accredited investors (all of such shares of the Common Stock are collectively referred to as the "Shares" and the transactions referred to in (i), (ii) and (iii) above are collectively referred to as the "Offering"), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

        2.     In connection with the Offering and pursuant to the terms of a Registration Rights Agreement (the "Registration Rights Agreement") to be entered into in connection with the closing of the Offering, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") one or more registration statements providing for the resale of the Shares under the Securities Act.

        3.     In order to induce FBR to act as the initial purchaser and placement agent in connection with the Offering and in recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR (which consent may be withheld or delayed in FBR's sole discretion), he, she or it will refrain during the period commencing on the date of the Agreement and ending on the date that is sixty (60) days after the effective date of the first registration statement to be filed pursuant to the Registration Rights Agreement (the "Lock-Up Period"), from: (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company; or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or other consideration. In addition, if (a) during the last 17 days of any Lock-Up Period, (1) the Company releases earnings results or (2) material news or a material event relating to the Company occurs, or (b) prior to the expiration of any Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of such Lock-Up Period, then in each case such Lock-Up Period will be extended (the "Extended Lock-Up Period"), and the restrictions imposed by this agreement (the "Lock-Up Agreement") shall continue to apply, until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless FBR waives, in writing, such extension.

        Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company's charter, the undersigned may transfer any securities of the Company (including, without limitation, Common Stock) as follows: (i) pursuant to the exercise and issuance of options; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iv) as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (v) collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein; or (vi) with respect to sales of securities acquired in the open market after the closing of the Offering. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

        5.     The undersigned hereby authorizes the Company during any Lock-Up Period (or any Extended Lock-Up Period, as the case may be) to cause any transfer agent for the Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Common Stock for which the undersigned is the record holder and, in the case of Common Stock for which the undersigned is the beneficial but not the record holder, agrees during any Lock-Up Period (or any Extended Lock-Up Period, as the case may be) to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Common Stock. The undersigned hereby further agrees that, without the prior written consent of FBR, during any Lock-Up Period (or any Extended Lock-Up Period, as the case may be) the undersigned (i) other than in the undersigned's capacity as an officer and/or director of the Company, if applicable, will not file or participate in the filing with the Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of Common Stock (or any other securities of the Company) and (ii) will not exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of any Common Stock (or other securities of the Company).

        6.     The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Purchase/Placement Agreement and to continue its efforts in connection with the Offering.

        7.     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

        8.     This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

        9.     This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,
Name: Title:

(Address)

        [SIGNATURE PAGE TO BANCTEC LOCK-UP AGREEMENT]

QuickLinks

BANCTEC, INC. 40,500,000 Shares of Common Stock PURCHASE/PLACEMENT AGREEMENT JUNE 20, 2007
PURCHASE/PLACEMENT AGREEMENT
EXHIBIT A REGISTRATION RIGHTS AGREEMENT
EXHIBIT B
EXHIBIT C-1 SUBSTANCE OF OPINION OF COMPANY COUNSEL
SCHEDULE A JURISDICTIONS
SCHEDULE B SUBSIDIARIES
SCHEDULE C REVIEWED DOCUMENTS
EXHIBIT C-2 NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL
EXHIBIT D FORM OF LOCK-UP AGREEMENT